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                                EXHIBIT 23




                    CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the registration statements of Unit Corporation on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166 and 333-39584) and Form S-3 (File
No.'s 333-42341 and 333-83551) of our report dated February 7, 2001, on our audits of the consolidated financial statements and financial statement schedule of Unit Corporation as of December 31, 1999 and 2000, and for the years ended December 31, 1998, 1999 and 2000, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP







Tulsa, Oklahoma
March 20, 2001